UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2010

Neurologix, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-13347	06-1582875
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey	07024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 592-6451

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2010, the Board of Directors of Neurologix, Inc. (the “Board”) appointed Reginald L. Hardy to the Board to fill the vacancy created by William Gedale, a Class I director. The Board has nominated Mr. Hardy for election as a Class I director at the Company’s 2010 Annual Meeting of Stockholders. Mr. Hardy will receive compensation in accordance with the Board’s policy for non-employee directors, which includes quarterly fixed retainers of $1,500 in cash and an annual option grant of 30,000 shares.

Mr. Hardy has extensive experience in the pharmaceutical and drug industries. In 2003, Mr. Hardy founded Concordia Pharmaceuticals, Inc., an anti-cancer drug development company and currently serves as its President. Mr. Hardy earned his B.S. degree in Pharmacy from the University of North Carolina – Chapel Hill and M.B.A. from University of North Carolina – Greensboro.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated February 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

NEUROLOGIX, INC.

Date: February 22, 2010	By:	/s/ MARC L. PANOFF

	Name:	Marc L. Panoff
	Title:	Chief Financial Officer, Secretary and Treasurer